Exhibit 10.5

EQUITY CONTRIBUTION AGREEMENT

BY AND BETWEEN

RATTLER MIDSTREAM LP

AND

RATTLER MIDSTREAM OPERATING LLC

EQUITY CONTRIBUTION AGREEMENT

This Equity Contribution Agreement (this “Agreement”), dated as of May 28, 2019, is entered into by and between Rattler Midstream LP, a Delaware limited partnership (the “Partnership”), and Rattler Midstream Operating LLC, a Delaware limited liability company (the “Rattler LLC”).

RECITALS

WHEREAS, in connection with the proposed initial public offering of common units of the Partnership (the “IPO”), the Partnership intends to use $631,750,000 of the net proceeds from the IPO to make a capital contribution to Rattler LLC in exchange for 38,000,000 units of Rattler LLC (the “Rattler LLC Units”) upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01    Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Limited Liability Company Agreement.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means Monday through Friday of each Week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

“Closing” means the closing of the issuance of the Rattler LLC Units by Rattler LLC to the Partnership under this Agreement.

“Closing Date” means the closing date of the IPO.

“IPO” has the meaning set forth in the recitals.

“Limited Liability Company Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Rattler Midstream Operating LLC, dated February 18, 2019, as it may be amended, supplemented or restated from time to time.

“Partnership” has the meaning set forth in the preamble.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Rattler LLC” has the meaning set forth in the preamble.

“Rattler LLC Units” has the meaning set forth in the recitals.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute.

ARTICLE II.

PURCHASE OF RATTLER LLC UNITS

Section 2.01    On the Closing Date, (i) the Partnership will make a capital contribution to Rattler LLC of $631,750,000 and (ii) Rattler LLC will issue to the Partnership 38,000,000 Rattler LLC Units.

ARTICLE III.

CLOSING

Section 3.01    At the Closing, each of the Partnership and Rattler LLC shall take, or cause to be taken, all such actions and shall execute and deliver, or cause to be executed and delivered, all such documents (within its power to do so) required to effect the issuance of Rattler LLC Units to the Partnership as provided herein.

Section 3.02    At least one Business Day prior to the Closing Date, Rattler LLC shall deliver to the Partnership instructions designating the account or accounts to which the capital contribution shall be deposited by federal funds wire transfer on the Closing Date.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.01    Organization; Authority; Valid and Binding Agreement. Each of the parties hereto hereby represents and warrants to the other, as of the date hereof and as of the Closing Date, that (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) it has the corporate or other similar power and authority, and has taken all necessary corporate or other similar action, as applicable, to authorize, execute, deliver and perform its obligations under this Agreement, (iii) this Agreement has been duly executed and delivered by it, (iv) this Agreement, when executed and delivered by such party, assuming due execution and delivery hereof by the other party hereto, is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally and (v) the execution, delivery and performance by it of this Agreement does not (a) require any material governmental filing or governmental approval or any material consent or approval of such party’s stockholders, partners, members or any other third parties, except for such filings that have been, or will as promptly as reasonably practicable hereafter be, made and such consents or approvals that have been obtained, or will as promptly as reasonably practicable hereafter be sought, or (b) materially violate or conflict with, result in a material breach of, or constitute a material default under any of its organizational documents or any agreements by which it is bound.

Section 4.02    Additional Representations and Warranties of Rattler LLC. Rattler LLC hereby further represents and warrants to the Partnership, as of the date hereof and as of the Closing Date, that the Rattler LLC Units to be issued to the Partnership hereunder have been duly authorized and, when issued and delivered by Rattler LLC pursuant to the Limited Liability Company Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware Limited Liability Company Act).

Section 4.03    Additional Representations and Warranties of the Partnership.

(a)    The Partnership hereby further represents and warrants, as of the Closing Date, that the Partnership shall have available funds sufficient to make the capital contribution to Rattler LLC as contemplated herein, subject to the understanding of the parties hereto that such capital contribution shall be funded solely through the net proceeds received by the Partnership from the sale of its common units to the underwriters in the IPO.

(b)    The Partnership further hereby represents and warrants to Rattler LLC, as of the date hereof and as of the Closing Date, that (i) the Rattler LLC Units it is acquiring under this Agreement are being acquired for its own account and not with a view to any offering or distribution within the meaning of the Securities Act and any applicable state securities laws, (ii) it has no present intention of selling or otherwise disposing of such Rattler LLC Units or any portion thereof in violation of such laws, (iii) it has sufficient knowledge and expertise in financial and business matters so as to be capable of evaluating the merits and risks of acquiring such Rattler LLC Units and (iv) it understands that such Rattler LLC Units (a) have not been registered under the Securities Act and (b) may not be sold or transferred in the absence of such registration or an exemption from such registration.

Section 4.04    Certain Damages and Remedies. THE PARTIES HERETO EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, INDIRECT, SPECIAL, CONSEQUENTIAL OR SIMILAR DAMAGES (INCLUDING LOST PROFITS, LOSS OR CORRUPTION OF DATA OR DAMAGE DUE TO ANY IMPAIRMENT OF OPERATIONS) ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT (INCLUDING ANY ASSIGNMENTS OR TRANSFERS MADE OR RIGHTS GRANTED), WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF THE SAME.

ARTICLE V.

FURTHER ASSURANCES

Section 5.01    Each of the parties hereto hereby agrees, at its own cost and expense, from and after the date hereof, to do, or cause to be done, all such acts and things, and to execute and deliver, or cause to be executed and delivered, all such documents, notices, instruments and agreements, as may be necessary or desirable to give effect to the provisions and intent of this Agreement.

ARTICLE VI.

ENTIRE AGREEMENT

Section 6.01    This Agreement (together with any exhibits, annexes, schedules and the other agreements, documents and instruments (i) incorporated or referenced hereby or delivered in connection herewith or (ii) related to or entered into in connection with the IPO, to the extent relating to the subject matter hereof) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and cancels all previous agreements and understandings, whether written or oral, between the parties hereto with respect to such subject matter.

ARTICLE VII.

MISCELLANEOUS

Section 7.01    Notices. Any notice, statement, demand, claim, offer or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the party hereto giving such notice and shall be sent by email, hand messenger delivery, overnight courier service, or certified mail (receipt requested) to the other party hereto at the address set forth below; provided that to be effective any such notice sent originally by email must be followed within two Business Days by a copy of such notice sent by overnight courier service:

If to the Partnership:

Rattler Midstream LP

500 West Texas, Suite 1200

Midland, Texas 79701

Email: MZmigrosky@diamondbackenergy.com

Attention: P. Matt Zmigrosky, General Counsel

If to Rattler LLC:

Rattler Midstream Operating LLC

500 West Texas, Suite 1200

Midland, Texas 79701

Email: MZmigrosky@diamondbackenergy.com

Attention: P. Matt Zmigrosky, General Counsel

Each Party shall have the right to change the place to which notices shall be sent or delivered or to specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other Party. Without limiting any other means by which a Party may be able to prove that a notice has been received by another Party, all notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed by first class certified mail, receipt requested; (iii) when received, if sent by email, if received prior to 5 p.m., recipient’s time, on a Business Day, or on the next Business Day, if received later than 5 p.m., recipient’s time; and (iv) on the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. In any case hereunder in which a Party is required or permitted to respond to a notice from another Party within a specified period, such period shall run from the date on which the notice was deemed duly given as above provided, and the response shall be considered to be timely given if given as above provided by the last day of the period provided for such response.

Section 7.02    Successors and Assigns. Except as contemplated by Section 7.05, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 7.03    Counterparts. This Agreement may be executed in counterparts (which may be delivered by electronic transmission). Each counterpart when so executed and delivered shall be deemed an original, and both such counterparts taken together shall constitute one and the same instrument.

Section 7.04    Parties in Interest. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the parties hereto and their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by virtue of this Agreement.

Section 7.05    Captions. All Section titles or captions contained in this Agreement or in the table of contents of this Agreement are for convenience only and shall not be deemed to be a part of this Agreement or affect the meaning or interpretation of this Agreement

Section 7.06    Assignment. No party will convey, assign or otherwise transfer either this Agreement or any of the rights, interests or obligations hereunder without the prior written consent of the other party hereto (in each of such party’s sole and absolute discretion). Any such prohibited conveyance, assignment or transfer without the prior written consent of the other party hereto will be void ab initio.

Section 7.07    Severability. Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid. If any term or provision of this Agreement or the application of any such term or provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof, or the application of such term or provision to Persons or circumstances other than those as to which it has been held invalid, illegal or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. If any term or provision of this Agreement is held to be prohibited or invalid, then such term or provision will be ineffective only to the extent of such prohibition or invalidity without invalidating or affecting in any manner whatsoever the remainder of such term or provision or the other terms and provisions of this Agreement. Upon determination that any other term or provision of this Agreement is invalid, void, illegal or unenforceable, a court of competent jurisdiction will modify such term or provision so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible under the applicable laws.

Section 7.08    Expenses. Each party shall bear its own expenses in connection with this Agreement, except as otherwise expressly provided herein.

Section 7.09    Amendment, Modification and Waiver. This Agreement may be modified, amended or supplemented only by written agreement executed by the parties hereto. Any failure of a party to comply with any obligation or agreement hereunder may only be waived in writing by the other party, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by a party to take any action with respect to any breach of this Agreement or default by the other party shall constitute a waiver of such party’s right to enforce any provision hereof or to take any such action.

Section 7.10    Termination. This Agreement shall terminate upon the consummation of Rattler LLC’s issuance of Rattler LLC Units set forth herein. Notwithstanding the foregoing, the obligations of the parties hereto under Section 4.04 of this Agreement shall remain in full force and effect following such time.

Section 7.11    Applicable Law; Forum; Venue and Jurisdiction; Waiver of Trial by Jury.

(a)    This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

(b)    Each of the parties hereto:

(i)    irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities between the parties hereto, or the rights or powers of, or restrictions on, the parties hereto) shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims;

(ii)    irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction) in connection with any such claim, suit, action or proceeding;

(iii)    agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

(iv)    expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding;

(v)    consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in this clause (v) shall affect or limit any right to serve process in any other manner permitted by law; and

(vi)    IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

Rattler Midstream LP

By:	Rattler Midstream GP LLC,
its general partner

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

Rattler Midstream Operating LLC

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Page to Equity Contribution Agreement]